                             MASTER LEASE AGREEMENT

This Lease Agreement is made the 6th day of October, 1989 by and between

Lessor:                            Lessee:

American Finance Group                    Westinghouse Electric Corporation
Exchange Place                            Science & Technology Center
Boston, MA 02109                          Building 701 - 508
                                          P. 0. Box 830
                                          Pittsburgh, PA 15230

In consideration of the exchange of good and valuable consideration, the Parties hereto, intending to be legally bound, do hereby agree as follows:

LEASE:

Subject to the terms and conditions hereinafter set forth Lessor shall lease to Lessee and Lessee shall hire from Lessor, the units of personal property (hereinafter collectively referred to as the ("Equipment" and individually as a ("Unit") described in the Schedule(s) or Purchase Order(s) of Equipment attached hereto. Any reference to "Lease" shall mean this Lease Agreement, the Schedule(s) of Equipment and all additional Schedule(s), Attachment(s), Purchase Order(s) and Supplement(s) hereto and thereto, if any.

No Equipment shall be provided for use to Lessee by virtue of this Agreement alone. Lessee shall issue a Purchase Order to Lessor designating the Equipment type, monthly rental charge, required delivery date, invoicing and delivery addresses, the initial term of the Lease and any other special terms and conditions not provided for in the Equipment Lease Agreement. Such Purchase Order shall incorporate this Agreement specifically by reference.

DEFINITIONS:

(a) "Installation Date" shall mean the date designated as such in the Schedule of Equipment. The Installation Date shall mean the date the Equipment is installed at the designated location, ready for use, acceptable for maintenance by the Maintenance Vendor and accepted by Lessee which acceptance shall not be unnecessarily delayed except for any reasons not within the exclusive control of the Lessee.

(b) "Commencement Date" shall mean as to any Unit designated on any Schedule of Equipment, where the Installation Date for such Unit falls on the first day of the month, that date, or where it falls on any other date, the first day of the month following such Installation Date.


                                       -1-
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TERM OF LEASE:

(a) The term of this Lease as to any Unit designated on any Schedule of Equipment or Purchase Order, shall commence on the Commencement Date for such Unit, and shall continue for such number of months thereafter as specified in the appropriate Schedule(s) of Equipment or Purchase Order(s) ("The Initial Term").

(b) This Lease may be terminated without cause at the expiration of the Initial Term, or any time thereafter, by written notice of termination given by either party to the other not less than three (3) months prior to the date of termination designated in such notice which date shall be the last day of a calendar month. At the conclusion of the Initial Term any Unit designated on the respective schedule(s) of Equipment or Purchase Order(s) not specifically terminated will continue on a month-to-month rental until terminated pursuant to the previous sentence. Lessor may not terminate this Lease provided that Lessee is actively using, maintaining, storing, possessing or operating the Equipment and is not in default hereunder.

RENTAL:

 (a) As to all Equipment, the rental payable by Lessee to Lessor will be as set forth in the applicable Schedule(s) of Equipment or Purchase Order(s). Rental shall begin on the Installation Date and shall be due and payable in advance on the first day of each month during the term hereof. If the Installation Date does not fall on the first day of a month, the first rental payment shall be the pro rata portion of the rental for that portion of the month during which the Equipment is installed, calculated on a 30-day month basis, and shall be due and payable on such Installation Date.

 (b) Any payment past due hereunder for more than thirty (30) days shall be payable on demand with interest computed from the day payment was due at the rate of 1.5% per month, or if such rate shall exceed the maximum rate of interest allowed by law, then at such maximum rate.

TAXES:

Lessee will pay any sales, use, privilege, property or excise taxes, however designated, excluding any tax on Lessor's income or any franchise tax. Lessor shall not pay and/or bill to Lessee any taxes for which Lessee is responsible without first giving Lessee an opportunity to review and/or contest the tax before payment is made. All expenses, charges and penalties associated with such review or contest shall be Lessee's responsibility.


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Lessor shall accept full and exclusive liability for the payment of any and all contributions or taxes for unemployment insurance, old age or retirement benefits, pensions, annuities, or other similar benefits for employees of Lessor; shall accept full and exclusive liability for payment by all of its subcontractors and supplies of any and all such contributions or taxes; shall comply with all applicable laws and regulations respecting the assumption of liability for such taxes or contributions; and shall reimburse Lessee for any such taxes or contributions which Lessee may be required to pay.

NET LEASE:

Except as provided herein to the contrary, this Lease is a net lease. Lessee's agreement to pay all obligations hereunder, including but not limited to rental installments, shall be absolute and unconditional.

TRANSPORTATION:

The Equipment will be delivered to Lessee at such place as Lessee specifies. Until such time as the Equipment is placed on Lessee's loading dock, the machines will be at the risk of the Lessor. Lessee will be responsible for all costs of any nature including, but not limited to, transportation, local drayage, rigging, packing, insurance, and installation and disconnect charges arising out of or in connection with or related to this Lease or the Equipment both on delivery to Lessee and redelivery to Lessor. Lessor shall not be liable to Lessee for delays in delivery beyond its reasonable control. Upon termination of the Agreement, Lessee at its own risk, will return the Equipment, without undue delay, to Lessor in the same condition as when delivered, ordinary wear and tear excepted. In the event Lessor has purchased and leased-back Equipment already installed on Lessee premises, Lessee will pay for disconnection of Equipment and have Equipment available for return to Lessor at Lessee's loading dock. While on Lessee's loading dock, the Equipment will be at the risk of the Lessee provided that Equipment is removed from Lessee's loading dock within thirty (30) days from receipt of notification to Lessor of availability of Equipment. Lessee will pay for return transportation (lowest cost safe ground transportation) to Lessor. The return transportation cost is not to exceed the standard published rates for the shortest of the original distance from Lessor to Lessee, had Lessor supplied the Equipment, or from the manufacturer to Lessee, should the manufacturer supply the Equipment, or from the location from which the Equipment had actually been shipped to Lessee. Irrespective of any other provision hereof, Lessee will bear the risk of damage from fire, the elements or otherwise until delivery of the Equipment to Lessor at Lessee's loading dock. At such time as they are placed on Lessor's loading dock, the Equipment will be at the risk of the Lessor.


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ELECTRIC POWER:

Lessee, at its own expense, will provide the required electric current and suitable place of installation for the Equipment with all appropriate facilities as specified by the Manufacturer.

SUPPLIES:

Any Equipment, cards, disks, tape, paper or other items and supplies not specified in the Equipment Schedule which are used on or in, consumed or required by the Equipment will be provided by Lessee at its own expense.

MAINTENANCE AND REPAIRS:

During the term of this Lease, Lessee shall, at its sole expense, keep the Equipment in good working order and condition and make all necessary adjustments and repairs thereto and replacements thereof. Lessee shall not use or permit the Equipment to be used for any purpose for which the Equipment is not designed or intended. Without limiting the generality of the foregoing, and except as the same may be covered by warranties issued by the manufacturer on any of the Equipment, Lessee shall, during the term of this Lease, at its expense, maintain in full force and effect a contract with the manufacturer or a Maintenance Contractor (the "Maintenance Organization") covering maintenance of the Equipment. Lessee shall furnish Lessor with a copy of such maintenance contract or warranty upon written request. Lessee may choose to maintain the Equipment in a manner other than a maintenance contract, i.e., time-and-material repair authorization. Lessee warrants that, any Equipment, except as precluded by reasonable wear and tear, leased hereunder, upon return to Lessor, will be eligible for the manufacturer's maintenance or Lessee will cause (at its own expense) such repairs and/or adjustments to be made to the Equipment to make it so eligible.

OWNERSHIP, ACCESS, ENCUMBRANCES, DAMAGE:

(a) The Equipment shall, at all times, be the sole and exclusive property of Lessor. Lessee shall have no right or property interest therein, except for the right to use the Machines in the normal operation of it's business at the Location of Installation, or as otherwise provided herein. The Equipment is and shall remain personal property even if installed in or attached to real property. Lessor shall be permitted to display notice of its ownership on each of the Machines by means of a suitable stencil, label or plaque affixed thereto.


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      Lessee shall cause the Equipment to be operated in accordance with the applicable vendor's or manufacturer's manual of instructions by competent and qualified personnel.

(b) Upon reasonable written notice to Lessee, Lessor or its agents shall have, subject to National and Lessee's Security, free access to the Equipment at reasonable times for the purpose of inspection and for any other purpose pursuant to this Lease.

(c) Lessee shall keep this Lease and the Equipment free and clear of all liens and encumbrances (except those created by Lessor, or anyone acting by, through or under Lessee) and Lessee shall not sublease any of the Equipment without the prior written consent of Lessor, which consent will not be unreasonably withheld, except no consent shall be necessary for a sublease to any of Lessee's subsidiaries or corporate affiliates, or to the purchaser of Lessee's business using such Equipment, but Lessee shall give Lessor notice of any change of location of the Equipment in the event that it is moved. No permitted sublease will relieve Lessee of any of its obligations hereunder.

(d) Lessee shall promptly notify Lessor of all details concerning any damage to, or loss of, the Equipment arising out of any event or occurrence whatsoever, including but not limited to, the alleged or apparent improper manufacture, functioning or operation of the Equipment.

QUIET ENJOYMENT:

Lessor warrants that it has good title to the Equipment and/or the full right to lease same to Lessee. Notwithstanding any assignment by Lessor, Lessee shall have the uninterrupted right to the quiet possession and exclusive unlimited usage of the Equipment subject to and in accordance with the provisions of this Lease provided that Lessee shall not be in default hereunder.

INSURANCE:

During the term of this Lease, Lessee shall at its sole cost and expense maintain in full force and effect "all risk" extended coverage fire and casualty insurance on the Equipment with policy limits of at least the remaining replacement value of the Equipment, naming Lessor as an additional insured.

Notwithstanding the foregoing provisions, Lessor acknowledges that Lessee may be self-insured for purposes of this Agreement. Lessee acknowledges and agrees that such self-insurance shall in no way limit or relieve Lessee of its obligations herein.


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DAMAGE: DESTRUCTION OR LOSS:

(a) From and after any Installation Date, and until redelivery to Lessor, Lessee shall be responsible for and hereby assumes the entire risk of loss, damage or destruction with respect to the installed Units resulting from any cause whatsoever other than acts or omissions of Lessor.

(b) In the event any Units are materially damaged, Lessee shall promptly notify Lessor. If such damaged Unit can be repaired Lessee shall promptly effect the same at its own cost and expense, unless caused by Lessor's acts or omissions.

(c) Unless caused by Lessor's acts or omissions, if any Unit shall be damaged beyond repair or is lost, stolen, destroyed or, in the opinion of the manufacturer or the Maintenance Organization, be rendered permanently unusable or not economically repairable (any such occurrence hereinafter referred to as an "Event of Loss"), then this Lease shall continue in full force, and effect without any abatement of rental. Lessee shall promptly notify Lessor of the same and, at Lessee's expense, promptly replace the affected Unit with a like Unit, in good condition and otherwise acceptable to Lessor, and having a fair market value equal to that of the replaced Unit prior to its being so affected, free and clear of any liens. Any such replacement Unit shall be the property of Lessor and for the purpose of this Lease be deemed to be the Unit which it replaced and thereupon shall be subject to the terms of this Lease.

ENFORCEMENT OF WARRANTIES:

Lessor hereby assigns to Lessee during the term of this Lease, so long as Lessee is not in default hereunder, whatever claims and rights including warranty of the Unit(s) which Lessor may have against the manufacturer(s) and subcontractor(s) of the manufacturer or any vendors. Lessee will not assert any claim of any nature whatsoever against Lessor based on any of the foregoing matters. To the extent that any claims or rights of Lessor to the Unit(s) will not be assigned or made available to Lessee, Lessor will use reasonable efforts at Lessee's cost to enforce such claims or rights, and Lessor agrees that it will not take any action to prejudice any warranties which Lessor may have against the manufacturer(s), subcontractors of the manufacturer(s), or any vendors with respect to the Unit(s) covered by this Lease.

If any such warranty shall be enforceable by Lessee in its own name, Lessee shall, upon receipt of written request from Lessor, so long as this Agreement is in force, take all reasonable action requested by Lessor to enforce any such warranty which is enforceable by Lessee in its own name: provided, however, that Lessee shall not be obligated to commence any suit or action or resort to litigation to enforce any such warranty unless Lessor shall pay all expenses in connection therewith.


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WARRANTIES, DISCLAIMERS:

THE EXPRESS WARRANTIES HEREIN CONTAINED ARE IN LIEU OF ANY AND ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING THE WARRANTY OF MERCHANTABILITY AND OF FITNESS FOR ANY PARTICULAR PURPOSE. LESSEE ACKNOWLEDGES THAT IT IS NOT RELYING ON LESSOR'S SKILL OR JUDGMENT TO SELECT OR FURNISH GOODS SUITABLE FOR ANY PARTICULAR PURPOSE AND THAT THERE ARE NO WARRANTIES WHICH ARE NOT CONTAINED IN THIS AGREEMENT. LESSOR SHALL NOT BE LIABLE FOR DAMAGES, INCLUDING SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THE PERFORMANCE OF THE EQUIPMENT OR ITS USE, AND SHALL NOT BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THE LESSEE'S FAILURE TO PERFORM ITS OBLIGATIONS HEREUNDER SO LONG AS ANY SUCH FAILURE DOES NOT ARISE FROM THE ACTS OR OMISSIONS OF LESSOR.

INDEMNIFICATION:

Lessee hereby agrees to assume liability for, and does hereby agree to indemnify, protect, save and keep harmless Lessor and its respective successors, assigns, legal representatives, agents and servants, from and against, any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Lessor or any of its respective successors, assigns, legal representatives, agents and servants (whether or not also indemnified against by the manufacturer(s) or any other person), in any way relating to or arising out of Lessee's acts or omissions or possession and use of the Equipment or any accidents in connection therewith; provided, however, that Lessee shall not be required to indemnify Lessor or its respective successors, assigns, legal representatives, agents and servants, for loss or liability in respect to any item of Equipment arising from acts or events which occur after possession of such item of Equipment has been returned to Lessor or loss or liability resulting from the negligence or active willful misconduct of the party otherwise to be indemnified hereunder. Lessee agrees that Lessor shall not be liable to Lessee for any liability, claim, loss, damage or expense of any kind or nature arising in strict liability or caused directly or indirectly by the inadequacy of the Equipment for any purpose or any deficiency or defect therein or the use or maintenance thereof or any repairs, servicing or adjustments thereto or any delay in providing or a failure to provide any thereof or any interruption or loss of service or use thereof or any loss of business, unless caused by Lessor's acts or omissions.


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ALTERATIONS AND ATTACHMENTS:

Upon prior written notice to Lessor, Lessee may, at its own expense, make alterations in or add attachments to the Equipment, provided such alterations or attachments do not interfere with the normal and satisfactory operation or maintenance of the Equipment or with Lessee's ability to obtain and maintain the maintenance agreement as required herein. The manufacturer or other organization selected by Lessee and approved in writing by Lessor to maintain the Equipment ("Maintenance Organization") may incorporate engineering changes or make temporary alterations and attachments. Upon termination, at the option of Lessee, Lessee shall, at its own expense, remove such alterations and attachments (except engineering changes) and restore the Equipment to its original condition, reasonable wear and tear excepted. All consents under this provision shall not be unreasonably withheld.

DEFAULT AND REMEDIES:

(a) The following shall be deemed events of default with respect to an Equipment Schedule or Purchase Order written pursuant to this Lease: (i) Lessee fails to pay any installment or rent or other charge within twenty
      (20) days after receipt of written notice of a delinquent payment; (ii) Lessee attempts to remove, sell, transfer, assign, encumber, or sublet any of the Equipment, except as expressly permitted herein; (iii) Lessee fails to observe or perform any of the other obligations required to be observed or performed by Lessee hereunder within thirty (30) days after receipt of written notice of such failure, or, if more than thirty (30) days are reasonably required, Lessee fails to commence to diligently perform such obligations within such thirty (30) days; (iv) Lessee ceases doing business as a going concern; makes an assignment for the benefit of creditors; admits in writing its inability to pay its debts as they become due; files a voluntary petition in bankruptcy; is adjudicated a bankrupt or an insolvent; files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting the material allegations of a petition filed against it in any such proceeding; consents to or acquiesces in the appointment of a trustee, receiver, or liquidator of it or of all or any substantial part of its assets or properties, or if it or its shareholders shall take any action to effect its dissolution or liquidation; (v) within sixty (60) days after the commencement of any proceedings against Lessee seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation such proceedings shall not have been dismissed, or if within sixty (60) days after the appointment without Lessee's consent or acquiescence of any trustee, receiver or liquidator of it or of all or any substantial part of its assets and properties, such appointment shall not be vacated.


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

(b) If any of the foregoing events of default, (but only to the extent of the defaulting Equipment Schedule or Purchase Order), shall take place, Lessor may at its option do any or all of the following: (i) by notice to Lessee, terminate this Lease as to all or any of the Equipment; (ii) whether or not this Lease is terminated as to all or any of the Equipment, take possession of any or all of the Equipment wherever situated; (iii) sell, dispose of, hold, use or lease any Equipment as Lessor in its sole discretion may decide, without any duty to account to Lessee, except as may be required by applicable law; (iv) by notice to Lessee, declare immediately due and payable all monies to be paid by Lessee during the Initial Term or, if the Initial Term of this Lease has then expired, declare immediately due and payable all monies to be paid during any additional Lease term then in effect, the Lessee shall thereupon be obligated to pay such monies (discounted to the date of payment at the actual rate at which the defaulted Equipment Schedule was discounted or, if not discounted the interest rate implied in the Schedule) to Lessor immediately. Lessee shall in any event remain fully liable for reasonable damages as provided by law and for all costs and expenses incurred by Lessor on account of such default including all court costs and reasonable attorney's fees.

(c) The waiver by Lessor or Lessee of any breach of any obligation of Lessee shall not be deemed a waiver of such obligation or of any subsequent breach of the same or any other obligation. The subsequent acceptance of rental payments hereunder by Lessor shall not be deemed a waiver of any prior existing breach at the time of acceptance of such rental payments. The rights afforded Lessor under this paragraph shall not be deemed to be exclusive, but shall be in addition to any rights or remedies provided by law.

(d) In the event Lessee shall fail to perform any of its obligations hereunder, then Lessor, in addition to all of its rights and remedies hereunder, may perform the same at the cost and expense of Lessee, but shall not be obligated to do so. In any such event, Lessee shall promptly upon written demand reimburse Lessor for any such costs and expenses incurred by Lessor together with interest computed at the rate of 1.5% per month until the date such reimbursement is made; provided, however, that if such rate exceeds the maximum rate of interest allowed by applicable law, then said interest shall be computed at such maximum rate.

ASSIGNMENT:

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and (to the extent specified in any assignment) assigns. Lessee, however shall not assign this Agreement or sublet any Equipment without first obtaining the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, no consent need be sought for an


                                       -9-
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assignment to Lessee's corporate, parent, subsidiary, or affiliate, or the purchaser of the business located where the Equipment is installed. Lessee acknowledges that the terms and conditions of this Agreement have been fixed in anticipation of the possible assignment of Lessor's rights under this Agreement and in and to the Equipment as collateral security or otherwise to one or more third party(s) ("Assignee" herein) which will rely upon and be entitled to the benefit of the provisions of this Agreement. Lessee agrees with Lessor and any such Assignee to recognize in writing any such assignment within fifteen (15) days after receipt of written notice thereof and to pay thereafter all sums due to Lessor hereunder directly to such Assignee as directed by it notwithstanding any defense, set-off or counterclaim whatsoever (whether arising from a breach of this Agreement) that Lessee may from time to time have against Lessor. Lessee, nevertheless, reserves its rights to have recourse directly against Lessor on account of any such defense, set-off or counterclaim. Upon such assignment, the Assignee shall be entitled to all the rights, privileges, indemnifications, remedies and protections afforded to Lessor under this Agreement as if named in this Agreement wherever Lessor is named herein. Any such assignment shall be subject to Lessee's rights to the use and possession of the Equipment so long as Lessee is not in default hereunder.

GENERAL:

(a) This Lease shall not be binding upon Lessor unless signed on its behalf by a duly authorized officer. This Lease shall be deemed to have been made and delivered in the Commonwealth of Pennsylvania and shall be governed in all respects by the laws of such Commonwealth.

(b) This Lease constitutes the entire agreement between Lessee and Lessor with respect to the Equipment referenced in the Machine Schedules or Purchase Orders written pursuant to this Lease and no covenant, condition or other term or provision hereof may be waived or modified orally.

(c) All notices, consents or requests desired or required to be given hereunder may be given electronically and promptly thereafter shall be confirmed in writing and shall be delivered in person or sent by registered or certified mail, return receipt requested, postage prepaid, or overnite courier to the address of the other party set forth on the first page hereof or to such other address as such party shall have designated by proper notice.

(d) This Lease shall be binding upon and inure to the benefit of parties hereto and their respective successors and assigns (as may be permitted hereunder).

(e) Section headings are for convenience only and shall not be construed as part of this Lease.


                                      -10-
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(f)   Wherever the approval or consent of either party is required hereunder, such approval or consent shall not be unreasonably withheld or delayed.

(g) In the event of any conflict between the terms of this Lease and the terms of any Equipment Schedule(s), Attachment(s) or Purchase Order(s) hereto or thereto, the terms of such Schedule(s), Attachment(s) or Purchase Order(s) will prevail. The preprinted terms and conditions appearing on the reverse side of the Purchase Order shall not apply to this Agreement.

(h) There shall be only one original of this Lease including any Equipment Schedule(s), Attachment(s) or Purchase Order(s). Such documents shall be marked "original" and all other counterpart documents will be marked "duplicate original." All such markings shall be initialed by Lessor and Lessee as follows:

                                  "ORIGINAL"
           Lessor /s/ [Illegible]              Lessee /s/ [Illegible]
                  ---------------                     ---------------

                              "DUPLICATE ORIGINAL"

           Lessor                              Lessee
                  ---------------                     ---------------

To the extent that a security interest is created by Lessor utilizing these Lease documents, then such security interest shall be perfected utilizing documents marked "original" only.

Accepted by:                         Accepted by:

AMERICAN FINANCE GROUP               WESTINGHOUSE ELECTRIC CORPORATION
(LESSOR)


By:  /s/ [Illegible]                 By: /s/ J.A. Pickett
     ----------------------              --------------------------------

Title: Vice President                Title: J.A. Pickett, Manager
       --------------------                 -----------------------------
                                            Computer Systems Acquisition

Date: October 6, 1989                Date: October 6, 1989
     ----------------------                ------------------------------


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